Retirement and Non-Competition Agreement

     This Retirement and Non-Competition Agreement ("Agreement") is entered into this 30th day of June, 2003 ("Effective Date") by and between Third Federal Savings Bank ("Bank"), a federal savings bank having its principal place of business located in Newtown, Pennsylvania and John R. Stranford ("Employee").

     WHEREAS, Employee has previously served the Bank as an employee and its President, Chief Executive Officer and a member of the Board of Directors;

     WHEREAS, the Bank recognizes the specialized knowledge and expertise of the Employee related to the business affairs of the Bank, and the subsidiaries of the Bank ("Bank Subsidiaries");

     WHEREAS, Employee has advised the Bank that upon his retirement from the Bank as an officer, employee and director, he shall elect to receive his retirement benefits under the Bank's defined benefit pension plan in the form of an annuity benefit and not in the form of a lump-sum payment;

     WHEREAS, Employee and the Bank desire to enter into such a retirement and non-competition agreement upon the terms and conditions hereinafter contained;

     NOW, THEREFORE, in consideration of the covenants and terms contained in this Agreement as set forth herein and of the mutual benefits accruing to Bank and to Employee from the retirement and non-competition agreement between the parties as set forth by the terms of this Agreement, the Bank and the Employee agree as follows:

1.   Resignation
     -----------

     This Agreement shall constitute written notice from the Bank to the Employee that effective as of the Effective Date, the Employee's resignation as an officer, employee and director of the Bank and all Bank Subsidiaries (collectively, the "Companies") effective July 1, 2003 is accepted on behalf of the Bank and its Board of Directors and shall be effective as of July 1, 2003.

2.   Non-Competition and Confidential Business
     -----------------------------------------

     The Employee hereby agrees that for the period commencing on the Effective Date and ending April 30, 2006:


     (a) Employee will not, without the express written consent of the Companies, directly or indirectly communicate or divulge to, or use for his own benefit or for the benefit of any other person, firm, association, or corporation, any of the trade secrets, proprietary data or other confidential information communicated to or otherwise learned or acquired by the Employee from the Companies, except that Employee may disclose such matters to the extent that disclosure is required by a court or other governmental agency of competent jurisdiction.

     (b) Employee will not contact (with a view toward selling any product or service competitive with any product or service sold or proposed to be sold by the Companies during the three year period prior to July 1, 2003) any person, firm, association or corporation (A) to which the Companies sold any product or service, (B) which Employee solicited, contacted or otherwise dealt with on behalf of the Companies, or (C) which Employee was otherwise aware was a client of the Companies. Employee will not directly or indirectly make any such contact, either for his own benefit or for the benefit of any other person, firm, association, or corporation.

     (c) Employee hereby agrees that he shall not engage in providing professional services or enter into employment or other relationship as an employee, director, consultant, representative, or similar relationship to any financial services enterprise (including but not limited to a savings and loan association, bank, credit union or insurance company) whereby the Employee will have a work location within 50 miles of the home office of the


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Bank  located  in  Newtown,  Pennsylvania,  or within 30 miles of any  office or branch of the Companies existing as of the Effective Date.

     (d) Employee hereby agrees that he shall not, on his own behalf or on behalf of others, employ, solicit, or induce, or attempt to employ, solicit or induce, any employee of the Companies, for employment with any financial services enterprise (including but not limited to a savings and loan association, bank, credit union, or insurance company), nor will the Employee directly or indirectly, on his behalf or for others, seek to influence any employee of the Companies to leave the employ of the Companies.

     (e) Employee will not make any public statements regarding the Companies without the prior consent of the Companies, and the Employee shall not make any statements that disparage the Companies or the business practices of the Companies. The Bank shall not knowingly or intentionally make any statements that disparage the Employee.

     (f) The Employee and the Companies acknowledge and agree that irreparable injury will result to the parties in the event of a breach of any of the provisions of this Section 2 (the "Designated Provisions") and that the Employee and the Companies will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy the Employee or the Companies may have, the Employee or the Companies shall be entitled to the entry of a preliminary and a permanent injunction (including, without limitation, specific performance by a court of competent jurisdiction located in Bucks County, Pennsylvania, or elsewhere), to restrain the violation or breach thereof by either the Employee or the Companies, and the parties shall submit to the jurisdiction of such court in any such action.

     (g) The Designated Provisions shall survive the termination of the Agreement.

3.   Compensation
     ------------

     (a) The Bank agrees to pay Employee for his commitments and agreements as contained herein, including Section 2 herein, the remuneration detailed at Schedule A, attached hereto. The Bank acknowledges that compliance by the Employee with the requirements set forth at Section 2, herein, is an essential component of this Agreement, and that such compliance is necessary for the Bank to obtain the full value of its consideration paid under this Agreement. The parties agree that Employee shall not be entitled to participate in or receive benefits under any Bank programs maintained for its employees, except as specifically agreed to in writing by the parties. Further, as of the Effective Date, Employee hereby waives any rights, claims and payments that may be due at any time thereafter, if any, in accordance with the Change in Control Severance Agreement between the Employee and the Bank, dated January 1, 2003, and such agreement shall be deemed terminated and of no further legal force and effect as of the Effective Date.

     (b) Nothing contained in this Agreement shall be deemed to modify or amend any previously awarded options to acquire common stock of TF Financial Corporation ("TF") held by the Employee.

     (c) The Employee hereby acknowledges that upon his retirement from the Bank as an officer and employee, he shall elect to receive his retirement benefits under the Bank's defined benefit pension plan in the form of an annuity benefit and not in the form of a lump-sum payment.

4.   Releases
     --------

     (a) Employee hereby knowingly and voluntarily waives and releases the Companies and TF, and officers, directors, and employees of the Companies and TF, from any and all claims or causes of action, known or unknown, arising out of or in any way relating to: 1)any wrongful discharge from the employ of the Companies, 2) any rights or claims arising out of title VII of the Civil Rights Act of 1964, as amended, 3)the Age Discrimination in Employment Act ("ADEA"), 4) the Americans with Disabilities Act, or 5)any


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other   federal,   state  or  municipal   statute  or   ordinance   relating  to
discrimination in employment (the "Release"). However, Employee may pursue claims or institute legal action to enforce the provisions of this Agreement.

     (b) Employee further states that he has carefully read the foregoing, has had sufficient opportunity to review and deliberate the foregoing with or without counsel of Employee's own choosing, has been advised of the opportunity to consult with an attorney, knows and understands the contents of this Agreement and related Release, and signs the same as Employee's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

     (c) Employee understands and acknowledges that the Release and waiver of claims contained herein is exchanged for a portion of the compensation described at Section 3, herein, and Schedule A, attached hereto, which compensation the Employee is not otherwise entitled to receive.

     (d) Employee understands that he has a period of seven (7) days from the date of executing this Agreement during which time Employee shall have the right to revoke this Agreement. Any such revocation shall be in writing and delivered to the Chief Financial Officer of the Bank.

5.   The Complete Agreement
     ----------------------

     This Agreement, and any attachments or exhibits appended hereto, shall represent the complete Agreement between the Bank and Employee concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless made in writing and signed by both Employee and the Bank.

6.   Notices
     -------

     Any notice required or permitted to be given hereunder shall be in writing and shall be effective three business days after it is properly sent by registered or certified mail, if to the Bank, its Chief Financial Officer at the administrative offices of the Bank, or if to Employee to the address set forth beneath his signature to this Agreement, or to such other address as either party may from time to time designate by notice.

7.   Assignability
     -------------

     This Agreement may not be assigned by any party without the prior written consent of the other parties, except that no consent is necessary for the Companies to assign this Agreement to a corporation succeeding to substantially all the assets or business of the Companies whether by merger, consolidation, acquisition or otherwise. This Agreement shall be binding upon Employee, his heirs and permitted assigns and the Bank, its successors and permitted assigns.

8.   Severability
     ------------

     Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or non-enforceability of any section shall not invalidate or render non-enforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

9.   Arbitration
     -----------

     Except as provided at Section 2(f) herein, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in accordance with the


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Commercial Arbitration Rules of the American Arbitration Association,  with such arbitration  hearing  to be  held at the  offices  of the  American  Arbitration
Association ("AAA") nearest to Newtown, Pennsylvania, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Either the Employee or the Bank may file a request for such arbitration with the AAA.

10.  Applicable Law
     --------------

     It is the intention of the parties hereto that all questions and interpretations with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, with respect to any matter or thing arising out of this Agreement or pursuant thereto.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               Third Federal Savings Bank ("Bank")


                               By:  /s/George A. Olsen
                                    --------------------------------------------
                                    George A. Olsen


                                    /s/John R. Stranford
                                    --------------------------------------------
                                    John R. Stranford, Employee



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SCHEDULE A

Payment of $17,981 related to unused vacation days.

Payout under Incentive Compensation Plan of $116,799.00.

Continuation of Medical  insurance  coverage until Employee's  attainment of age
65. Such coverage may not be the same as that available to employees of the Bank.

Continuation of Life and AD&D coverage until Employee's attainment of age 65.

The Employee hereby acknowledges that upon his retirement from the Bank as an officer and employee, he shall elect to receive his retirement benefits under the Bank's defined benefit pension plan in the form of an annuity benefit and not in the form of a lump-sum payment.

ACKNOWLEDGEMENT OF SCHEDULE A:

                               Third Federal Savings Bank ("Bank")

                               By:  /s/George A. Olsen
                                    --------------------------------------------
                                    George A. Olsen


                                    /s/John R. Stranford
                                    --------------------------------------------
                                    John R. Stranford, Employee




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